QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

Aquila, Inc.
Chief Executive Officer
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Richard C. Green, Jr., certify that, to my knowledge:

1.
Aquila, Inc.'s quarterly report on Form 10-Q for the quarterly period ending September 30, 2003 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

2.
The information in the Report fairly presents, in all material respects, the financial condition and results of operations of Aquila, Inc.

Dated: November 5, 2003
/s/ RICHARD C. GREEN, JR. Richard C. Green, Jr. Chairman, President and Chief Executive Officer Aquila, Inc.

QuickLinks

  Exhibit 32.1